Exhibit 99.1

FOR IMMEDIATE RELEASE

COREPOINT LODGING PROVIDES UPDATE ON OPERATIONS AND MEASURES TO MITIGATE IMPACT OF COVID-19
IRVING, Texas - April 9, 2020- CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”), a pure play select-service hotel owner strategically focused on the midscale and upper-midscale segments, provided an update today on its operations and the aggressive cost containment measures to mitigate the ongoing operational and financial impact from the COVID-19 virus as well as an update on asset sales.

“We continue to work with our third-party manager to place the health and safety of our hotels’ guests and employees above all else in this period of unprecedented disruption and uncertainty for the lodging industry,” noted Keith Cline, President and Chief Executive Officer of CorePoint. “In mid-March, we began taking aggressive steps at the corporate and hotel level to control costs and preserve capital. As occupancy trends have continued to deteriorate, our asset managers, together with our third-party property manager, have accelerated these cost mitigation initiatives, and the Board of Directors has approved additional capital preservation measures.”

Liquidity, Capital Preservation and Cost Mitigation Initiatives

Balance Sheet and Dividend

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The Company’s current cash balance is approximately $210 million, excluding lender escrows of approximately $19 million. Out of an abundance of caution, as previously disclosed and included in the above amount, the Company proactively made a $110 million draw from its $150 million revolving credit facility, representing substantially all of its current availability under the facility, to further enhance its cash liquidity position.

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CorePoint’s previously declared first quarter dividend of $0.20 per share of common stock will be paid on April 15, 2020 to stockholders of record as of March 31, 2020. The Company expects to suspend its common stock dividend for the balance of 2020, resulting in the preservation of approximately $11 million of cash per quarter, or approximately $45 million on an annualized basis. CorePoint’s Board of Directors will reassess at the end of the year the common dividend amount, if any, that will be declared and paid for 2020.

Property-Level and Corporate-Level

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Due to low occupancy caused by the lack of hotel demand from the impact of COVID-19 and requirements from state and local government and public health authorities, CorePoint, along with its third-party manager, has temporarily suspended operations at 26 of the Company’s 248 hotels in order to minimize ongoing operating expenditures and conserve cash. CorePoint anticipates it may temporarily suspend operations at approximately 50 additional hotels in the next few weeks. The remaining hotels are currently expected to remain open at reduced operational capacity, however the Company will continue to review each individual property based on local circumstances.

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The Company’s asset management team has accelerated cost containment initiatives it began implementing in mid-March with its third-party manager to significantly reduce staffing levels, eliminate all non-essential amenity offerings, minimize spending at all hotels and close sections and/or floors at some hotels to maximize efficiencies.

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CorePoint and its third-party manager are pursuing alternative sources of hotel revenue, including from governmental authorities and local organizations seeking temporary accommodations for groups such as medical personnel, first responders and military personnel as well as continuing to pursue corporate accounts related to essential businesses.

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As previously disclosed, CorePoint is deferring all non-essential capital investments and expenditures for 2020, with the exception of life safety or critical operational needs, resulting in an estimated reduction of total capital spending in the range of approximately $25 million to $30 million.

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Related to board and executive compensation, CorePoint’s Board of Directors will be paid their board fees for the remainder of 2020 in the form of deferred stock units and Mr. Cline has elected to take a portion of his compensation for the remainder of 2020 in the form of restricted stock.  In addition, the Company continues to implement cost containment measures with respect to all other corporate spending.

Portfolio Strategy Update and Dispositions

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Since March 12, 2020, CorePoint has completed the sale of six additional non-core hotels for gross proceeds of approximately $26 million, of which approximately $10 million of the net proceeds were used to repay CMBS debt.

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Year to date, CorePoint has completed the sale of 23 hotels for gross proceeds of approximately $100 million. Of this amount, approximately $50 million of the net proceeds has been used to repay CMBS debt. With the recent asset sale closings, the Company has reduced its debt outstanding on its CMBS loan today to approximately $870 million. The interest rate on the CMBS loan is LIBOR + 2.75%.

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The Company is unable to forecast at this time whether there will be any impact from COVID-19 on the timing of, or gross proceeds from, future anticipated asset sales. The Company intends to provide any further updates on the status and timing of both its phase one and phase two non-core dispositions, including those hotels currently under contract, when it reports operational and financial results for the first quarter of 2020.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements related to the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of any measures taken to mitigate the impact of the pandemic. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: business, financial and operating risks inherent to the lodging industry; macroeconomic and other factors beyond our control, including without limitation the effects of pandemics or outbreaks of contagious disease; the geographic concentration of our hotels; our inability to compete effectively; our concentration in the La Quinta brand; our dependence on the performance of LQ Management L.L.C. and other third-party hotel managers and franchisors; covenants in our hotel management and franchise agreements that limit or restrict the sale of our hotels; risks posed by our disposition activities as well as our acquisition, redevelopment, repositioning, renovation and re-branding activities; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions of technology information systems; the growth of internet reservation channels; disruptions to the functioning or transition of the reservation systems, accounting systems or other technology programs for our hotels, and other technology programs and system upgrades; risks related to our spin-off from La Quinta and the merger of La Quinta’s management and franchise business with Wyndham; and our substantial indebtedness. Additional risks and uncertainties include, among others, those risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated or superseded from time to time in our periodic filings with the Securities and Exchange Commission. You are urged to carefully consider all such factors and we note that the COVID-19 pandemic may have the effect of heightening many of the risks and uncertainties described. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only to expectations as of the date of this communication. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

About CorePoint
CorePoint Lodging Inc. (NYSE: CPLG) is a pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio in attractive locations primarily in or near employment centers, airports, and major travel thoroughfares. The portfolio consists of La Quinta branded hotels. For more information, please visit CorePoint’s website at www.corepoint.com.

Contact:

Becky Roseberry
SVP - Finance
214-501-5535
investorrelations@corepoint.com

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